EXHIBIT 5.2

                                  LEGAL OPINION

                                       OF

                       HORWITZ & CRON (INCLUDING CONSENT)

                             DATED NOVEMBER 17, 2003

HORWITZ & CRON                                       15615 Alton Parkway,
                                                     Suite 175
                                                     Irvine, California 92618
                                                     ---------------------------
                                                     Telephone: 949 . 450 . 4942
                                                     Facsimile: 949 . 453 . 8774

November 17, 2003

     RE:  REGISTRATION STATEMENT FORM SB-2
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Ladies and Gentlemen:

We have acted as counsel for MSTG Solutions, Inc., a Nevada corporation ("MSTG"), in connection with the preparation of a Registration Statement on Form SB-2 filed by MSTG with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended ("Act"), relating to the registration and sale of shares of common stock offered by MSTG. This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-B under the Act.

In connection  with  rendering the opinion as set forth below,  we have reviewed
(a) the Registration Statement of MSTG Solutions, Inc. on Form SB-2 - Amendment No. 4 and the exhibits thereto {"Registration Statement"}; (b) MSTG's Articles of Incorporation, (c) MSTG's Bylaws; (d) certain records of MSTG's corporate proceedings as reflected in it's minute books, and (e) such statutes, records and other documents as we have deemed relevant.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the shares issuable by MSTG pursuant to this Registration Statement will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Sincerely,

                                        HORWITZ & CRON

                                        /s/ Horwitz & Cron
                                        LWH:sm